As filed with the Securities and Exchange Commission on May 6, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PAPA MURPHY’S HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
27-2349094
(I.R.S. Employer Identification Number)
8000 NE Parkway Drive, Suite 350
Vancouver, WA 98662
(360) 260-7272
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Victoria T. Blackwell, Esq.
Senior Vice President of Talent and Chief Legal Officer
Papa Murphy’s Holdings, Inc.
8000 NE Parkway Drive, Suite 350
Vancouver, WA 98662
(360) 260-7272 (Phone)
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)
Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share	7,917,353 shares	$18.00	$142,512,354	$16,559.94
(1)Pursuant to the terms of a stockholders’ agreement between the registrant and certain of its stockholders, the registrant is registering for resale a total of 7,917,353 shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable upon stock splits, stock dividends or similar transactions.
(2)Estimated solely for purpose of calculating the registration fee pursuant to the Securities Act, Rules 457(c), based on the average of the high and low prices of the registrant’s shares of common stock on the Nasdaq Global Market on May 4, 2015.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS    Subject to Completion May 6, 2015
7,917,353 shares
Papa Murphy’s Holdings, Inc.
Common Stock
The selling stockholders identified in this prospectus may offer and sell up to 7,917,353 shares of our common stock, par value $0.01 per share, from time to time, in one or more offerings, at prices and on terms that will be determined at the time of any such offering. This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. We will provide specific terms of any offering, in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in our common stock. This prospectus may not be used to offer or sell any shares of common stock unless accompanied by a prospectus supplement.
This prospectus relates solely to sales of our common stock by selling stockholders. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares common stock to be offered by the selling stockholders.
This prospectus describes some of the general terms that may apply to our common stock. Each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.
The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “FRSH.” We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are therefore subject to reduced public company reporting requirements. On May 4, 2015, the closing price of a share of our common stock was $18.43 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2015.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933 (the “Securities Act”), using the “shelf” registration process. Under the shelf registration process, the selling stockholders may sell the shares of common stock described in this prospectus in one or more offerings from time to time.
This prospectus provides you with a general description of the common stock that we may offer. Each time shares of our common stock are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”
In this prospectus, except where the context suggests otherwise, the terms “Papa Murphy’s,” “we,” “our,” “the Company” and “us” refer to Papa Murphy’s Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.
You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the selling stockholders. The selling stockholders are not making an offer to sell shares of our common stock in any jurisdiction where an offer or sale is not permitted.
Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.papamurphys.com. However the information on or accessible through our website is not a part of this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 29, 2014, filed with the SEC on March 18, 2015;

•	our Quarterly Report on Form 10-Q for the three months ended March 30, 2015, filed with the SEC on May 6, 2015

•	our Current Report on Form 8-K filed with the SEC on April 16, 2015;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2015 to the extent specifically incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2014;

•
the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on April 30, 2014, and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
Papa Murphy’s Holdings, Inc.
8000 NE Parkway Drive, Suite 350
Vancouver, WA 98662
(360) 260-7272
Attn: Investor Relations

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and in any prospectus supplement contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2014, filed with the SEC on March 18, 2015, and our Quarterly Report on Form 10-Q for the three months ended March 30, 2015, filed with the SEC on May 6, 2015, both as incorporated by reference into this prospectus.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the highly competitive nature of the limited service restaurant pizza category and restaurant sector overall;

•	changes in consumer preferences, consumption habits and perceptions as well as changes in regulations;

•	our dependence on our relationship with our franchise owners and the success of their existing and new stores;

•	our ability to increase revenues by opening new domestic and international franchise and company-owned stores on a timely basis;

•	our ability to identify, recruit and contract with a sufficient number of qualified franchise owners;

•	our ability to manage the planned rapid increase in the number of our stores;

•	opening new stores in existing markets may negatively affect sales at existing stores, and new stores may not be profitable;

•	risks associated with expansion into international markets;

•	damage to our reputation or the Papa Murphy’s brand;

•	our dependence on key members of our management team;

•
the other factors that are described under “Risk Factors” below and the risk factors set forth in any prospectus supplement and in the documents incorporated by reference herein and therein, including those described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2014, filed with the SEC on March 18, 2015, as incorporated by reference into this prospectus.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus, any prospectus supplement or any document incorporated by reference herein. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

OUR COMPANY
Papa Murphy’s Holdings, Inc. and its subsidiaries are sometimes referred to as the “Company”, “Papa Murphy’s” or in the first person as “we”, “us”, and “our” in this prospectus.
Papa Murphy’s Holdings, Inc. is a franchisor and operator of the largest Take ‘N’ Bake pizza chain in the United States. We were founded in 1981 and have grown our footprint to a total of 1,461 system-wide stores as of December 29, 2014, of which 93.8% are franchised, located in 38 states plus Canada and the Middle East.
We operate in three business segments: Domestic Franchise, Domestic Company Stores and International. Our Domestic Franchise segment consists of our domestic franchised stores, which represent the majority of our system-wide stores. Our Domestic Company Stores segment consists of our Company-owned stores in the United States. Our International segment consists of our stores outside of the United States, all of which are franchised.
Initial Public Offering and Stock Split
On May 7, 2014, we completed an initial public offering (the “IPO”) of 5,833,333 shares of common stock at a price to the public of $11.00 per share. We received net proceeds from the offering of approximately $54.6 million after offering fees and expenses. The net proceeds, along with additional cash on hand, were used to repay $55.5 million of our loans outstanding under our senior secured credit facility, after which we had $112.1 million outstanding under the facility with the revolver undrawn.
As part of the IPO, we increased our authorized shares from 3,000,000 shares of common stock, $0.01 par value per share, to 200,000,000 shares of common stock, $0.01 par value per share. We also authorized the issuance of 15,000,000 shares of preferred stock, $0.01 par value per share, with no shares of preferred stock outstanding.
In connection with the IPO, on May 1, 2014, we amended our certificate of incorporation to effect a 2.2630 for 1 stock split of our common stock, to reflect the conversion of all outstanding Series A Preferred Stock and Series B Preferred Stock (together, the “Preferred Shares”) to 3,054,318 shares of common stock. Concurrent with the stock split, we adjusted the number of shares subject to, and the exercise price of, our outstanding stock option awards under our 2010 Amended Management Incentive Plan so that the holders of the options were in the same economic position both before and after the stock split. After the conversion of the Preferred Shares and the stock split, but before the shares were sold in the IPO, we had 11,134,070 shares of common stock outstanding.
Registration Rights
Certain of our existing stockholders, including the selling stockholders named herein, have certain registration rights with respect to our common stock pursuant to the Second Amended and Restated Stockholders’ Agreement, dated as of May 1, 2014 (the “Amended Stockholders’ Agreement”), among the Company, affiliates of Lee Equity Partners, LLC (“Lee Equity”) and the other stockholders named therein. The registration rights provisions in the Amended Stockholders’ Agreement provide for customary registration rights, including demand and short-form registration rights for Lee Equity and piggyback registration rights for such stockholders party to the Amended Stockholders’ Agreement. We shall not be obligated to effect more than 10 demand registrations, more than one demand registration during any four-month period or any demand registration unless the aggregate gross proceeds expected to be received from the sale of securities are at least $10 million in any offering. See “Description of Capital Stock-Registration Rights” for more detail.
Corporate Information
We are a Delaware corporation and were incorporated in March 2010 in connection with our acquisition of the majority of the capital stock of PMI Holdings, Inc., our predecessor. Our principal executive office is located at 8000 NE Parkway Drive, Suite 350, Vancouver, WA 98662. Our telephone number at our principal executive office is (360) 260-7272. Our corporate website is www.papamurphys.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 29, 2014, which is on file with the SEC and incorporated by reference in this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.
USE OF PROCEEDS
All shares of common stock offered by this prospectus will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any customary underwriting discounts and commissions and expenses incurred by such selling stockholder in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of the material terms of our capital stock is qualified by the more complete description contained in our amended and restated certificate of incorporation and our amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and is subject to the provisions of the Delaware General Corporate Law (the “DGCL”).
Authorized Capitalization
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share.
We have 16,943,654 shares of common stock outstanding and no shares of preferred stock outstanding as of May 1, 2015.
Common Stock
Holders of our common stock are entitled to the following rights:
Voting Rights
Directors are elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors to be elected by the holders of common stock. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.
Preferred Stock
Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our Board has not authorized the issuance of any shares of preferred stock, and we have no agreements or current plans for the issuance of any shares of preferred stock.
Classified Board
Our amended and restated certificate of incorporation provides that our Board must consist of between seven and nine directors, as long as any shares of common stock are outstanding and that our Board be divided into three classes, with one class being elected at each annual meeting of stockholders. Each director is to serve a three-year term, with termination staggered according to class. Each director class consists of three directors. The Class I directors, whose terms will expire at the 2015 annual meeting of our stockholders, are Jean M. Birch, Rob Weisberg and Jeffrey B. Welch. The Class II directors, whose terms will expire at the 2016 annual meeting of our stockholders, are Yoo Jin Kim, Benjamin Hochberg and Ken Calwell. The Class III directors, whose terms will expire at the 2017 annual meeting of our stockholders, are John Barr, John Shafer and L. David Mounts. Under the Amended Stockholders Agreement, for so long as Lee Equity (or one or more of its affiliates, to the extent assigned thereto), individually or in the aggregate owns (i) 20% or more of the voting power of the issued and outstanding shares of our common stock, Lee Equity will be entitled to designate two director designees or (ii) 10% or more of the voting power of the issued and outstanding shares of our common stock, Lee Equity will be entitled to designate one director designee, in each case to serve on the board of directors at any meeting of stockholders at which directors are to be elected to the extent that Lee Equity does not have a director designee then serving on the board of directors. We will take all necessary actions, including, among other things, calling a special meeting of the stockholders, to ensure that Lee Equity has at least one or two designees, as the case may be.

Our amended and restated certificate provides that directors may only be removed for cause by the affirmative vote of the remaining members of the Board or the holders of at least 66 2/3% of the voting power of all outstanding shares of common stock then entitled to vote on the election of directors. Directors appointed by Lee Equity may be removed from office with or without cause by the affirmative vote of Lee Equity without a meeting.
The classification of our Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board or, at the request of Lee Equity so long as Lee Equity (or its affiliates) owns at least 10% of the voting power of all outstanding shares of our common stock. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No Stockholder Action by Written Consent
Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.
Dividend Rights
Holders of common stock share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.
Registration Rights
Our existing stockholders have certain registration rights with respect to our common stock pursuant to the Amended Stockholders’ Agreement. The registration rights provisions in the Amended Stockholders’ Agreement provide for customary registration rights, including demand and short-form registration rights for Lee Equity and piggyback registration rights for such stockholders party to the Amended Stockholders’ Agreement. We shall not be obligated to effect more than 10 demand registrations, more than one demand registration during any four-month period or any demand registration unless the aggregate gross proceeds expected to be received from the sale of securities are at least $10 million in any offering.
Lee Equity may assign all or any portion of its rights under the registration rights provisions of the Amended Stockholders’ Agreement to its affiliates or any third party in connection with a sale by Lee Equity of 10% or more of our outstanding common stock. The registration rights provisions of the Amended Stockholders’ Agreement impose significant restrictions on the ability of our members of management who are stockholders party thereto to transfer shares of our common stock. Generally, shares are nontransferable for the two year period following our initial public offering except, subject to any other lock-up period that may be in effect from time to time except transfers made pursuant to (i) certain piggyback rights, (ii) sales pursuant to an effective registration statement filed by us under the Securities Act at the request of Lee Equity, (iii) a transfer made simultaneous with or subsequent to a transfer of shares made by Lee Equity, and (iv) a transfer which would result in such management shareholder retaining the same (or greater) pro rata ownership of the voting power of the outstanding shares of our common stock as such management shareholder held prior to the transfer.
Anti-Takeover Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.
Amendment to Bylaws and Amended and Restated Certificate of Incorporation.
Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board of Directors and (i) if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment or (ii) if related to provisions regarding the classification of the Board of Directors, the removal of directors, indemnification, corporate opportunities, business combinations, forum, severability, the provision opting-out of Section 203 of the DGCL, or the amendment of our bylaws or amended and restated certificate of incorporation, thereafter be approved by 66 2/3% of the outstanding shares entitled to vote on the amendment. Our amended and restated bylaws may be amended subject to any limitations set forth in the bylaws (x) by the affirmative vote of a majority of the directors then in office, without further stockholder action or (y) by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote generally in the election of directors; provided that any amendment to Lee Equity’s right to call a special meeting or with respect to priority of indemnification and insurance will require the affirmative approval of Lee Equity or any person that acquires (other than through a registered public offering or through a broker’s transaction executed on any securities exchange or over-the-counter market) from Lee Equity 10% or more of our issued and outstanding common stock.
Section 203 of the DGCL
Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some shareholders. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL, except that they provide that Lee Equity, or any affiliate thereof or any person or entity which acquires from any of the foregoing stockholders beneficial ownership of 5% or more of then outstanding shares of our voting stock in a transaction other than through a registered public offering or through any broker’s transaction executed on any securities exchange or other over-the-counter market shall not be deemed an “interested stockholder” for purposes of this provision of our amended and restated certificate of incorporation and therefore not subject to the restrictions set forth in this provision.

Exclusive Forum
Our amended and restated certificate of incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.
Corporate Opportunities
Our amended and restated certificate of incorporation and Amended Stockholders’ Agreement provides that directors appointed by the funds managed or advised by Lee Equity Partners, LLC do not have any obligation to offer us an opportunity to participate in business opportunities presented to Lee Equity even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, the funds managed Lee Equity Partners, LLC will not be liable to us or our stockholders for breach of any duty by reason of any such activities.
Listing
Our common stock is listed on NASDAQ under the symbol “FRSH”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS
The following table sets forth information with respect to the number of shares of registrable stock owned by each selling stockholder that may be offered pursuant to this prospectus, in accordance with the terms of the registration rights provisions under the Amended Stockholders’ Agreement.
The information set forth in the table below is based on information provided by or on behalf of the selling stockholders. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which they provided the information set forth in the table below.
Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 16,943,654 shares of common stock outstanding as of May 1, 2015. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of capital stock held by them. Unless otherwise indicated, the address for each holder listed below is 8000 NE Parkway Drive, Suite 350, Vancouver, WA 98662 .

	Shares of common stock beneficially owned before this offering		Maximum number of shares of common stock offered	Shares of common stock beneficially owned after this offering
Name and address of selling stockholder:	Number of shares	Percentage of shares(1)	Number of shares(2)	Number of shares	Percentage of shares(1)
Lee Equity (3)	6,906,054	40.8%
AI PM Holdings LP (4)	986,576	5.8%
Yoo Jin Kim (5)	17,385	*
Mark K. Gormley (6)	7,338	*

*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)	The percentage of shares beneficially owned is computed on the basis of 16,943,654 shares of common stock outstanding as of May 1, 2015.

(2)
Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholders will sell all or any portion of the common stock covered by this prospectus.

(3)
Represents shares held by LEP Papa Murphy’s Holdings, LLC, (“LEP Papa Murphy’s”) an affiliate of Lee Equity. Lee Equity Partners, LLC, a Delaware limited liability company (the “Investment Manager”), is the non-member manager of LEP Papa Murphy’s and serves as the investment manager of the members of LEP Papa Murphy’s (the “Lee Equity Funds”). Thomas H. Lee is the sole member of the Investment Manager. Thomas H. Lee is also a managing member of the general partner of each of the Lee Equity Funds (the “General Partner”), and any action, consent, approval, election, decision or determination of the managing members of the General Partner requires Mr. Lee’s consent. The principal business address of Lee Equity is 650 Madison Avenue, 21st Floor, New York, NY 10022.

(4)
Represents beneficial ownership of common stock held directly by AI PM Holdings LP. Each of Access Industries, Inc. and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by AI PM Holdings LP. Access Industries, Inc. is the general partner of AI PM Holdings LP and, as a result, may be deemed to have voting and investment control over the shares of common stock owned directly by AI PM

Holdings LP. Len Blavatnik controls Access Industries, Inc. and, as a result, may be deemed to share voting and investment power over the shares of common stock held by AI PM Holdings LP. Access Industries, Inc. and Mr. Blavatnik and each of their affiliated entities and the officers, partners, members, and managers thereof, other than AI PM Holdings LP, disclaim beneficial ownership of the shares of common stock held by AI PM Holdings LP. The principal business address of AI PM Holdings LP is 730 Fifth Avenue, 20th Floor, New York, NY 10019.

(5)
Represents shares held by MLPF&S Custodian for the benefit of Yoo Jin Kim IRA. The principal business address of Yoo Jin Kim is c/o Lee Equity Partners, 650 Madison Avenue, 21st Floor, New York, NY 10022.

(6)	Represents shares held in trust for the benefit of Mark K. Gormley. The principal business address of Mark K. Gormley is c/o Lee Equity Partners, 650 Madison Avenue, 21st Floor, New York, NY 10022.

PLAN OF DISTRIBUTION
The selling stockholders identified in a prospectus supplement may, from time to time, sell shares of our common stock described in this prospectus in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.
Shares of common stock may be sold at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares of common stock from time to time will be determined by us and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Global Market or any other exchange or market.
The shares may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of common stock will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares and any commissions received by broker dealers may be deemed to be underwriting commissions under the Securities Act. Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by a FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by the selling stockholders for the sale of any shares of common stock being registered pursuant to Rule 415 under the Securities Act.
We may agree to indemnify an underwriter, broker dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.
Any underwriters, broker-dealers or agents may be customers of, engage in transactions with or perform advisory services for us in the ordinary course of business. We will describe the nature of any such relationships in the applicable prospectus supplement.
The prospectus supplement applicable to a particular offering will include the following information:

•	the number of shares of common stock being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.
To facilitate the offering of shares of common stock covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. This may include over-allotments or short sales of the shares of common stock, which involve the sale by persons participating in the offering of more securities than sold to them by the selling stockholders. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the shares of common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
In the ordinary course of their business activities, any underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of Papa Murphy’s.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The consolidated financial statements of Papa Murphy’s Holdings, Inc. as of December 29, 2014 and December 30, 2013 and for each of the three years in the period ended December 29, 2014, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 29, 2014, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THIS PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution
The expenses, other than underwriting discounts and commissions, expected to be incurred by Papa Murphy’s Holdings, Inc. (the “Registrant”), in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

Securities and Exchange Commission (“Commission”) Registration Fee	(1)
FINRA Filing Fee	(1)
Printing and Engraving Expenses	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Transfer Agent and Registrar Fees and Expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)
Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrant anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.     Indemnification of Directors and Officers
The Registrant is governed by the Delaware General Corporation Law, or the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Registrant’s amended and restated bylaws and amended and restated certificate of incorporate authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
As permitted by the DGCL, our amended and restated certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.
The Registrant is party to indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.
The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.
Item 16.     Exhibits

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1	Fifth Amended and Restated Certificate of Incorporation of Papa Murphy’s Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s 8-K filed on May 13, 2014)
3.2	Amended and Restated By-Laws of Papa Murphy’s Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s 8-K filed on May 13, 2014)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s S-1/A filed on April 28, 2014)
4.2	Second Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s 8-K filed on May 13, 2014)
5.1**	Opinion of Weil, Gotshal & Manges LLP
23.1**	Consent of Moss Adams LLP, independent registered public accounting firm
23.2**	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto)
24.1**	Power of Attorney (included on signature page)

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
Paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on May 6, 2015.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Ken Calwell
	Name:	Ken Calwell
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ken Calwell and Mark Hutchens, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of May, 2015.

Signature	Title
/s/ Ken Calwell	President and Chief Executive Officer (Principal Executive Officer) and Director
Ken Calwell
/s/ Mark Hutchens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark Hutchens
/s/ John Barr	Chairman of the Board, Director
John Barr
/s/ Benjamin Hochberg	Director
Benjamin Hochberg
/s/ Yoo Jin Kim	Director
Yoo Jin Kim
/s/ John Shafer	Director
John Shafer
/s/ L. David Mounts	Director
L. David Mounts
/s/ Jean M. Birch	Director
Jean M. Birch
/s/ Rob Weisberg	Director
Rob Weisberg
/s/ Jeffrey B. Welch	Director
Jeffrey B. Welch

EXHIBIT INDEX

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1	Fifth Amended and Restated Certificate of Incorporation of Papa Murphy’s Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s 8-K filed on May 13, 2014)
3.2	Amended and Restated By-Laws of Papa Murphy’s Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s 8-K filed on May 13, 2014)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s S-1/A filed on April 28, 2014)
4.2	Second Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s 8-K filed on May 13, 2014)
5.1**	Opinion of Weil, Gotshal & Manges LLP
23.1**	Consent of Moss Adams LLP, independent registered public accounting firm
23.2**	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto)
24.1**	Power of Attorney (included on signature page)

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.